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                                                                     EXHIBIT 5.1





                          INDEPENDENT AUDITORS' CONSENT





We consent to the incorporation by reference in this Registration Statement of Kinross Gold Corporation on Form F-10 of our report dated March 7, 2002 (except as to Notes 20 and 22 which are as of October 28, 2002) appearing in the Management Information Circular filed on Form 6-K dated December 24, 2002 and to the reference to us under the heading "Experts", which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP




Toronto, Ontario

January 29, 2003